Ex99.e(4)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of November 27, 2007, is Exhibit A to that certain Underwriting Agreement dated as of August 1, 2005, between PFPC Distributors, Inc. and CRM Mutual Fund Trust.

SERIES

Small Cap Value

(Investor Class and Institutional Class share classes)

Mid Cap Value

(Investor Class and Institutional Class share classes)

Small/Mid Cap Value

(Investor Class and Institutional Class share classes)

Large Cap Opportunity

(Investor Class, Institutional Class and Advisor Class share classes)

All Cap Value

(Investor Class, Institutional Class and Advisor Class share classes)

130/30 Value Fund

(Investor Class and Institutional Class share classes)

PFPC DISTRIBUTORS, INC.

By:
Name:
Title:

CRM MUTUAL FUND TRUST

By:
Name:
Title: